Exhibit 5.13

CONSENT OF S. CREMIN

In connection with the registration statement on Form F-10 of Banro Corporation (the “Company”) being filed with the United States Securities and Exchange Commission (the “Registration Statement”), I, the undersigned, hereby consent to the use of my name and references to the following documents in the Registration Statement, and to the incorporation by reference of such documents and information derived from such documents in the Registration Statement:

1.	The technical report dated March 3, 2011 entitled “Preliminary Assessment NI 43-101 Technical Report, Namoya Gold Project, Maniema Province, Democratic Republic of the Congo” (the “Namoya Report”);

2.	The annual information form of the Company dated March 29, 2011, which includes reference to my name in connection with information relating to the Namoya Report; and

3.	The material change report of the Company dated February 2, 2011, which includes reference to the undersigned in connection with the technical information therein.

Date: September 16, 2011

/s/ Sean Cremin
Name: Sean Cremin BSc, MAusMM
Title:Principal Mining Engineer,
SRK Consulting (UK) Ltd.